                       AGREEMENT OF LIMITED PARTNERSHIP

     This Agreement of Limited Partnership dated to be effective as of June 30, 1999, is entered into by and among Global Imaging Systems, Inc., a Delaware corporation, as the General Partner, and Conway Office Products, Inc., a New Hampshire corporation.


                              W I T N E S S E T H:


                                   ARTICLE 1.

                                  Definitions
                                  -----------

     Section 1.1  Definitions.  Certain terms used in this instrument are
                  -----------
capitalized. Such terms shall have the meaning set forth in the text or as set forth below:

     Section 1.2  Defined Terms.  As used in this instrument:
                  -------------

          (a) "Act" means the Texas Revised Limited Partnership Act, Article 6132a-1, et. seq., Texas Revised Civil Statutes, as from time to time amended.

          (b) "Additional Capital Contribution" means any Capital Contribution made by a Partner in addition to such Partner=s Initial Capital Contribution.

          (c) "Affiliate" means the officers, directors, employees, agents and shareholders of a corporation, the officers, members, managers and agents of a limited liability company, the partners, employees and agents of a partnership, and any other Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. As used in this definition of "Affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

          (d) "Bankruptcy" means, as to any Person, the Person's taking of any action seeking relief under, or advantage of, any applicable debtor relief, liquidation, receivership, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law affecting the rights or remedies of creditors generally, as in effect from time to time.

          (e) "Business" means the business of selling, leasing, financing, servicing, repairing and managing office equipment and imaging systems.

          (f) "Capital Contribution" means any contribution by a Partner to the capital of the Partnership.

          (g) "Code" means the Internal Revenue Code of 1986, as amended.

          (h) "General Partner" means the Person named as such in the opening recital of this Agreement, together with any other Person who becomes a general partner of the Partnership pursuant to this Agreement, so long as such Person remains a General Partner.

          (i) "Initial Capital Contribution" means, as to any Partner, the amount set forth opposite such Partner=s name on Exhibit A to this Agreement under "Initial Capital Contribution."

          (j) "Limited Partner" means each Person who is or who becomes a Limited Partner pursuant to this Agreement, so long as such Person remains a Limited Partner.

          (k) "Liquidator" means the Person or Persons who liquidate the Partnership pursuant to Article 10.

          (l) "Ownership Interest" means the interest of each Partner in the Partnership as set forth opposite the Partner=s name on the attached Exhibit A.
                                                                     ---------

          (m) "Partners" means, the General Partner, and all Limited Partners, collectively.

          (n) "Partnership" means the Texas limited partnership formed pursuant to this Agreement.

          (o) "Partnership Property" means all property, whether real, personal or mixed, and whether tangible or intangible, from time to time acquired, developed or constructed by the Partnership.

          (p) "Person" means any individual, corporation, association, partnership, joint venture, real estate investment trust, other trust estate, government or department or agency thereof, or any other form of entity or organization.



                                   ARTICLE 2.

                            Formation of Partnership
                            ------------------------

     Section 2.1  Formation.  The Partners hereby form the Partnership pursuant
                  ---------
to the Act. The General Partner shall promptly execute any certificate or certificates required by law to be filed in connection with the formation of the Partnership, shall cause such certificate or certificates to be filed in the appropriate records, and shall comply with all other legal requirements for the formation and operation of the Partnership. Except as herein stated, the Act shall govern the rights and liabilities of the Partners.

     Section 2.2  Name.  The name of the Partnership shall be Global Operations
                  ----
Texas, L.P. The name may be changed from time to time as the General Partner may determine.

     Section 2.3  Principal Office; Registered Office and Agent.  The principal
                  ---------------------------------------------
business of the Partnership shall be located at such place as the Partnership shall establish for the operation of its business, and the registered office of the Partnership shall be located at 800 Brazos, Suite 1100, Austin, Texas 78701, or at such other place or places as may from time to time be designated by the General Partner, in which event notice thereof shall be given to the Limited Partner and (for changes in the registered office) to the Secretary of State of Texas. The registered agent of the Partnership at the Partnership's registered office shall be Capitol Corporate Services, Inc., until a successor registered agent shall be appointed by the General Partner.

     Section 2.4  Term.  This Agreement shall be effective and the Partnership
                  ----
shall begin upon the date a certificate of limited partnership is filed as required under Section 2.1, and this Agreement shall continue until the date the Partnership is dissolved under Article 9 and thereafter, to the extent provided for by applicable law, until wound up and terminated under Article 10.


                                   ARTICLE 3.

                     Purposes and Powers of the Partnership
                     --------------------------------------

     Section 3.1  Purposes.  The Partnership shall be authorized to engage in
                  --------
the following businesses and/or activities; to-wit:

          (a) acquire, finance, operate, hold, sell, lease or otherwise dispose of or exploit the Business and the Partnership Property; and,

          (b) to engage in any other lawful purpose or business; and,

          (c) to do all things necessary or appropriate to any of the forgoing, and to enter into, execute and deliver such other agreements as are incidental to or related to the foregoing.

     Section 3.2  Powers.  Subject to the limitations contained in this
                  ------
Agreement and in the Act, the Partnership purposes may be accomplished by the General Partner taking any action which is permitted hereunder or under the Act.

                                   ARTICLE 4.

                 Capital Contributions and Ownership Interests
                 ---------------------------------------------


     Section 4.1  Initial Capital Contributions.  Each Partner has made the
                  -----------------------------
Initial Capital Contribution to the capital of the Partnership, as set forth on Exhibit A to this Agreement.

     Section 4.2  Additional Capital Contributions.  No Partner shall have any
                  --------------------------------
right or obligation to make any Additional Capital Contribution to the Partnership.

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     Section 4.3  Ownership Interest.  The Ownership Interest of each Partner
                  ------------------
shall be that percentage of 100% set forth by such Partner's name on Exhibit A.


                                   ARTICLE 5.

                                  Tax Matters
                                  -----------

     Section 5.1  Election To Be Treated As An Association For Federal Income
                  -----------------------------------------------------------
Tax Purposes.  The Partnership shall elect to be treated as an association for
------------
federal income tax purposes. The General Partner is authorized to execute and file in behalf of the Partnership all necessary elections and other tax filings in behalf of the Partnership.

     Section 5.2  Texas Franchise Tax Matters.  The Partnership will be treated
                  ---------------------------
as a partnership for purposes of Texas franchise tax and therefor shall not be obligated to pay Texas franchise tax or file Texas franchise tax returns under current law. It is anticipated that the General Partner shall be obligated to report a portion of the profits and losses of the Partnership in connection with the Texas franchise tax reporting and payment obligations of the General Partner and/or its Affiliates. The General Partner shall cause the Partnership to maintain such books and records as shall be necessary for the Partnership to allocate to the General Partner one percent (1%) (the Ownership Interest of the General Partner) of all items of income, gain or loss of the Partnership and for the General Partner to determine that portion of the income and losses of the Partnership which must be included in determining its Texas franchise tax liability.

                                   ARTICLE 6.

                                 Distributions
                                 -------------

     Section 6.1  Distributions.
                  -------------

          (a) Distributions to Partners shall be made, from time to time, in accordance with the order and priority set forth in Section 6.1(b), in such amounts, and at such times, as the General Partner determines.

          (b) Distributions of Partnership cash among the Partners shall be in accordance with their respective Ownership Interests at the time of the distribution.


                                   ARTICLE 7.

                    Authority, Obligations, Indemnification,
                    ----------------------------------------
                Remuneration and Removal of the General Partner
                -----------------------------------------------

     Section 7.1  Authority of the General Partner as Manager.  Subject to any
                  -------------------------------------------
limitations imposed upon the General Partner by law, the General Partner shall have full and exclusive management authority and control of all Partnership decisions and the affairs of the Partnership. The General Partner shall have full and complete power to do any and all things deemed by it, in its sole discretion, appropriate, necessary, or advisable in the conduct of the Partnership business, and, except as otherwise provided in this Agreement, may, without limitation, do, or cause the Partnership to do, any one or more of the following:

          (a) cause the Partnership to acquire or develop such assets and property (whether real, personal or mixed and whether tangible or intangible) on such terms as the General Partner, in its sole and absolute discretion, determines to be appropriate; and

          (b) make all decisions with respect to the operation of the Business or other activities of the Partnership; and

          (c) cause the Partnership to borrow money and grant liens and security interests in Partnership Property on such terms as the General Partner, in its sole discretion, determines appropriate; and

          (d) cause the Partnership to guarantee any indebtedness or obligations of the General Partner or any of its Affiliates and/or to grant liens and security interests in Partnership Property on same terms as the General Partner, in its sole discretion, determines to be appropriate;

          (e) prosecute, defend or settle any dispute or litigation involving the Partnership; and

          (f) negotiate and execute any contracts and agreements involving the Partnership, the Business or the Partnership Property, including any agreements, notes, or security agreements to be executed in connection with any financing to be obtained by the Partnership that the General Partner deems necessary or appropriate, and to pay, prepay, modify, renew, extend, and otherwise cause the Partnership to perform its obligations with respect to, and otherwise deal with, any such financing or contracts or agreements; and

          (g) employ and compensate from Partnership funds appropriate managers, employees, consultants, contractors and agents, and act through any such duly authorized managers, employees, consultants, contractors or agents; and

          (h) sell, convey, transfer, assign, pledge, encumber or otherwise dispose of any or all of the Partnership Property, whether in bulk or otherwise, or any interest therein; and

          (i) cause the Partnership to be merged or consolidated with any other Person; and

          (j) cause the Partnership to join in, execute and file such registration statements and/or other documents relating to compliance by the General Partner or the Partnership with all applicable securities laws and regulations as the General Partner, in its discretion, determines to be appropriate; and

          (k) do any act which is necessary or incidental to carry out the purposes of the Partnership or any of the foregoing.

     The General Partner may execute in the Partnership name any and all bills of sale, contracts, certificates and other documents and papers pertaining to the business of the Partnership. Any Person dealing with the Partnership shall be entitled to presume that any prerequisites to the taking of action by the General Partner have been satisfied, and no Person shall be obligated to inquire into the authority of the General Partner to act on behalf of the Partnership with respect to any matter.

     Section 7.2  Obligations of the General Partner.  The General Partner shall
                  ----------------------------------
manage, or cause to be managed, the Partnership affairs in accordance with the Act and all other legal requirements and contractual obligations applicable to the Partnership.

     Section 7.3  Indemnification of the General Partner.  To the full extent
                  --------------------------------------
permitted by applicable law (including Articles 2 and 11 of the Act), the Partnership (but not any Partner) shall promptly indemnify and save harmless the General Partner from, and reimburse the General Partner for, all payments reasonably and properly made and personal liabilities reasonably and properly incurred pursuant to the provisions of this Agreement in the conduct of Partnership business or for the preservation of its business or property, as well as all judgments, penalties, including excise and similar taxes, fines, settlements and reasonable expenses, if the General Partner was, is, or is threatened to be, a named defendant or respondent in a proceeding because the Person is or was a general partner. The foregoing shall, without limitation, be deemed to make mandatory the indemnification permitted under Section 9.2 of the Act and to authorize advance payment of expenses to the full extent permitted by applicable law. These indemnification rights are in addition to any other rights the General Partner may have, including, but not limited to, rights against third parties.

     Section 7.4  Reimbursement of the General Partner.  The General Partner
                  ------------------------------------
shall be entitled to reimbursement of all expenses paid or incurred by the General Partner or its Affiliates in connection with the Business.

     Section 7.5  Removal of the General Partner.  The General Partner may not
                  ------------------------------
be removed without its prior written consent.

     Section 7.6  Limited Power of Attorney.  By its execution of this
                  -------------------------
Agreement, each Limited Partner irrevocably appoints the General Partner its true and lawful attorney-in-fact and agent with full power and authority to act in its name and place in executing, and filing and recording, if necessary, (a) any certificates or other documents required to be filed pursuant to Chapter 36 of the Texas Business and Commerce Code, (b) any amendments to or the cancellation of the certificate of limited partnership required to be filed under the Act and (c) any amendments to Exhibit A to this Agreement to reflect
                                        ---------
the admission of any new General Partner or Limited Partner if the same is authorized by this Agreement. This limited power of attorney is coupled with an interest, is irrevocable, survives the death, incompetence or legal disability of a Limited Partner and is binding on any assignee or vendee of all or part of any interest in the Partnership.

     Section 7.7  Merger with Felco Office Systems, Inc.  Each of the Partners
                  --------------------------------------
agrees and consents to the merger (the "Merger") of Felco Office Systems, Inc., a Texas corporation, with and into the Partnership in accordance with the Plan of Merger attached as Exhibit B to this Agreement (the "Plan of Merger"). Each of the Partners agrees that the Plan of Merger has been delivered to them and acknowledges that no further notice or approval of the Plan of Merger or the Merger is required.

     Section 7.8  Supplemental Indenture.  Each of the Partners agrees that the
                  ----------------------
guaranty by the Partnership of those certain notes issued by the General Partner pursuant to that certain Indenture dated as of March 8, 1999, together with any notes issued in exchange therefor (collectively, the "Notes"), is in the best interest of the Partnership. The General Partner is authorized to execute and deliver in behalf of the Partnership that one certain Supplemental Indenture pursuant to which the Partnership shall guarantee the Notes.

                                   ARTICLE 8.

                     Rights and Status of Limited Partners
                     -------------------------------------

     Section 8.1  General.  The Limited Partners have the rights and the status
                  -------
of limited partners under the Act. No Limited Partner, who is not also a General Partner, shall participate in the management of the Partnership affairs or have any power to do any act on behalf of the Partnership, unless authorized by both this Agreement and by the Act. The foregoing prohibition shall not, however, prohibit the Limited Partners from participating in any decision as provided herein. Any act done or taken in connection with the affairs of the Partnership by a Person who is both a General Partner and a Limited Partner shall be conclusively presumed to be in his capacity as a General Partner unless an intention to act in his capacity as a Limited Partner is specifically and expressly stated.

     Section 8.2  Limitation on Liability.  Except as provided in the Act, no
                  -----------------------
Limited Partner shall have any personal liability whatever, whether to the Partnership, the General Partner or any creditor of the Partnership, for the debts of the Partnership or any of its losses beyond the amount of the Limited Partner's Capital Contribution. Neither the General Partner nor the Partnership shall take any action or pursue any course of conduct that could create any personal liability for any Limited Partner.

                                   ARTICLE 9.

                                  Dissolution
                                  -----------

     Section 9.1  Causes.  Each Partner expressly waives any right which it
                  ------
might otherwise have to dissolve the Partnership except as set forth in this
Article 9. Upon the happening of the first to occur of the following events, the Partnership shall be dissolved:

          (a) The Bankruptcy of a General Partner, the assignment of a General Partner's entire interest in the Partnership, or any other act of withdrawal of a General Partner pursuant to any of the provisions of Subsection (a) of Section
4.02 of the Act;

          (b) The execution by the General Partner and all of the Limited Partners of an instrument dissolving the Partnership;

          (c) The occurrence of any other circumstance which, by law, would require that the Partnership be dissolved; or

          (d)  December 31, 2049.

     Section 9.2  Reconstitution.  If the Partnership is dissolved as a result
                  --------------
of an event described in Section 9.1, then (i) if there remains at least one General Partner, the Partnership shall be reconstituted and its business continued without being wound up, and (ii) if there are no remaining General Partners, the Partnership may be reconstituted and its business continued if, within ninety (90) days after the date of dissolution, all of the Limited Partners affirmatively elect to reconstitute the Partnership, agree on the identity of the new General Partner or General Partners, and execute an instrument confirming such facts. If the Partnership is reconstituted, Exhibit A shall be revised and an amended certificate of limited partnership
------- -
shall be executed and filed.

     Section 9.3  Interim Manager.  If the Partnership is dissolved as a result
                  ---------------
of an event described in Section 9.1 and there are no remaining General Partners, all of the Limited Partners may appoint an interim manager of the Partnership, who shall have and may exercise only the rights, powers and duties of a General Partner necessary to preserve the Partnership Property and business until the earlier of (a) the election of a new General Partner pursuant to
Section 9.2 if the Partnership is reconstituted by that method, or (b) if the Partnership is not reconstituted by that method, the appointment of a Liquidator under Section 10.1. Any interim manager may resign at any time by giving fifteen (15) days prior written notice and may be removed at any time, with or without cause, by written notice of removal signed by all of the Limited Partners. Upon the death, dissolution, removal or resignation of an interim manager, a successor interim manager (who shall have and succeed to all of the rights, powers and duties of his predecessor interim manager) may be appointed by all of the Limited Partners, evidenced by written appointment and acceptance. The right to appoint a successor interim manager in the manner provided herein shall be recurring and continuing for so long as the functions and services of the interim manager are authorized to continue under the provisions hereof, and every reference herein to the "interim manager" shall be deemed to refer also to any such successor interim manager appointed in the manner herein provided. The interim manager shall not be liable as a general partner to the Limited Partners and shall, while acting in the capacity as interim manager on behalf of the Partnership, be entitled to the same indemnification rights as are set forth for the General Partner in Section 7.3.


                                  ARTICLE 10.

                           Winding Up and Termination
                           --------------------------

     Section 10.1  General.
                   -------

          (a) If the Partnership is dissolved and is not reconstituted, the General Partner (or in the event that there is no General Partner, a liquidator or liquidating committee selected by all of the Limited Partners) shall commence to wind up the affairs of the Partnership and to liquidate and sell its assets. The Person or Persons actually conducting such liquidation in accordance with the foregoing sentence, whether the General Partner, a liquidator, or a liquidating committee, is herein referred to as the "Liquidator." The Liquidator (if other than the General Partner) shall have sufficient business expertise and competence to conduct the winding up and termination of the Partnership and, in the course thereof, to cause the Partnership to perform any contracts which the Partnership has entered into. The Liquidator shall proceed, as promptly as practicable without undue sacrifice, to sell the Partnership Property (or so much thereof as then remains) for the best price and on the best terms obtainable in the sole judgment of the Liquidator, having due regard for the activity and condition of relevant markets and general financial and economic conditions. Except as restricted by this Section 10.1, the Liquidator shall have and may exercise, in connection with its functions and services hereunder and without further authorization or consent of any of the Partners (or their successors in interest), all the powers conferred upon the General Partner under the terms of this Agreement to the extent necessary or desirable in the good faith judgment of the Liquidator to perform its duties and functions, and shall have full power to make sales of the Partnership Property and incident thereto to execute deeds, bills of sale, assignments, and transfers of assets and properties of the Partnership (provided that the Liquidator may not thereby impose personal liability on any Partner or his successor in interest under any warranty of title or other provision contained in any such instrument) and to take such other actions as may be in its sole discretion reasonably required to complete the liquidation and winding up of the Partnership as provided herein. The Liquidator (if not the General Partner) shall not be liable as a general partner to the Limited Partners and shall, while acting in such capacity on behalf of the Partnership, be entitled to the indemnification rights as are set forth for the General Partner in Section 7.3.

          (b) The Liquidator (if not the General Partner) shall be entitled to receive such reasonable compensation for its services as may be agreed upon in writing by the Liquidator and all of the Limited Partners, which compensation shall be treated as a Partnership operating expense. Any Liquidator may resign at any time by giving thirty (30) days written notice to all Partners (or their respective successors in interest), and may be removed at any time by written notice of removal signed by all of the Limited Partners. Upon the death, dissolution, resignation or removal of any Liquidator, a successor Liquidator (who shall have and succeed to all the rights, powers, and duties of his predecessor Liquidator) shall, within thirty (30) days thereafter, be appointed by all of the Limited Partners, and a successor Liquidator shall be so appointed from time to time as required until the functions and services of the Liquidator as set forth in this Section 10.1 are completed. Every reference herein to "Liquidator" shall be deemed to refer to and include any such successor Liquidator appointed in the manner herein provided.

     Section 10.2  Creation of Reserves.  After making payment or provision for
                   --------------------
payment of all debts and liabilities of the Partnership and all expenses of liquidation, the Liquidator may set up such cash reserves as the Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership.

     Section 10.3  Distributions upon Liquidation.  In the course of winding up
                   ------------------------------
and terminating the business affairs of the Partnership, its assets (other than cash) shall be sold. Unless otherwise agreed by all of the Limited Partners, all Partnership Property shall be sold upon liquidation of the Partnership and no Partnership Property shall be distributed in kind to the Partners. Following the liquidation of the Partnership, the Partnership shall distribute its assets in the following order of priority:

          (a) First, to Partnership creditors (other than Partners) to extinguish Partnership liabilities and obligations, including the costs and expenses of liquidation;

          (b) Second, to repay the Partners (General or Limited) any liabilities owed by the Partnership (including interest) with respect to any sums lent to the Partnership by the Partners to the extent not previously paid; and

          (c) Third, the balance, if any, to the Partners in accordance with their Ownership Interests.

No Partner shall be entitled to demand and receive property other than cash in return for his interest in the Partnership. Except as may be expressly otherwise provided in this Agreement, in no event shall any Partner be required to contribute additional funds to the Partnership by reason of any negative balance in his Capital Account. Any Partner may be a purchaser at any sale required under or conducted pursuant to this Article 10. Each holder of an interest in the Partnership shall look solely to the assets of the Partnership for all distributions and shall have no recourse therefor (upon dissolution or otherwise) against the Partnership, the General Partner or the Liquidator.

     Section 10.4  Completion of Liquidation.  Upon the completion of the
                   -------------------------
liquidation of the Partnership and the distribution of all Partnership funds, the Partnership shall terminate and the Liquidator shall have the authority to execute and record all documents required to effectuate the dissolution and termination of the Partnership.


                                  ARTICLE 11.

                                 Miscellaneous
                                 -------------

     Section 11.1  Notices.  Except as and to the extent otherwise specified in
                   -------
this Agreement, the following provisions shall apply as to notices hereunder. All notices given pursuant to this Agreement shall be in writing and shall either be mailed by first class mail, postage prepaid, registered or certified with return receipt requested, or delivered to the intended addressee, or sent by prepaid telegram or facsimile transmittal followed by confirmatory letter. Notice so mailed shall be effective upon the expiration of four (4) days after its deposit. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of the Partners shall be as stated under their names on the attached Exhibit A;
                                                              ---------
provided, however, that each Partner shall have the right to change its address for notice hereunder to any other location by the giving of thirty (30) days' notice to the other Partners in the manner set forth above.

     Section 11.2  Law Governing.  This Agreement shall be governed by and
                   -------------
construed in accordance with the substantive federal laws of the United States and the laws of the State of Texas.

     Section 11.3  Attorneys' Fees.  If any litigation is initiated by any
                   ---------------
Partner against another Partner relating to this Agreement or the subject matter hereof, the Partner prevailing in such litigation shall be entitled to recover, in addition to all damages allowed by law and other relief, all court costs and reasonable attorneys' fees incurred in connection therewith.

     Section 11.4  Successors and Assigns.  This Agreement shall be binding upon
                   ----------------------
and shall inure to the benefit of the Partners, their spouses and their (and their spouses') respective heirs, legal representatives, successors and assigns. "Partners" as used in this Agreement shall not include any spouse of any Person named herein as a Partner.

     Section 11.5  Waiver of Partition.  Notwithstanding any statute or
                   -------------------
principle of law to the contrary, each Partner hereby agrees that, during the term of the Partnership, it shall have no right (and hereby waives any right that it might otherwise have had) to cause any Partnership Property to be partitioned and/or distributed in kind.

     Section 11.6  Entire Agreement.  This Agreement contains the entire
                   ----------------
agreement among the Partners relating to the subject matter hereof and any prior oral or written agreements or any representations or offers whatsoever which are not contained herein are terminated.

     Section 11.7  Amendments.  Amendments or modifications may be made to this
                   ----------
Agreement only by setting the same forth in a document duly executed by the General Partner and all of the Limited Partners.

     Section 11.8  Severability.  This Agreement is intended to be performed in
                   ------------
accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable laws, ordinances, rules and regulations, but if any provision of this Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of such invalidity or unenforceability does not destroy the basis of the bargain among the Partners as expressed herein, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

     Section 11.9  Gender and Number.  Whenever required by the context, as used
                   -----------------
in this Agreement, the singular number shall include the plural and the neuter shall include the masculine or feminine gender, and vice versa.

     Section 11.10 Exhibits.  Each Exhibit to this Agreement is incorporated
                   --------
herein for all purposes.

     Section 11.11  Captions.  The Article and Section headings appearing in
                    --------
this Agreement are for convenience of reference only and are not intended, to any extent or for any purpose, to limit or define the text of any Article or Section.

     Section 11.12  Counterparts and Instruments of Execution.  This Agreement
                    -----------------------------------------
may be executed in counterparts, each of which shall be an original but all of which shall constitute but one document, binding on all parties hereto, notwithstanding that all the parties are not signatories to the same counterpart.

     Section 11.13  Admission of Additional Partners.  In no event shall any
                    --------------------------------
Person become a Partner except upon compliance with this Agreement and the laws of the State of Texas, including, if necessary, the filing of an appropriate amended Certificate of Limited Partnership with the Secretary of State of Texas.

     Section 11.14  No Third Party Beneficiaries.  Any provision of this
                    ----------------------------
Agreement relating to contributions and payments by the Partners to the Partnership shall be solely for the benefit of, and may be enforced only by, the Partnership and the Partners in their capacity as such, and shall not be for the benefit of or enforceable by any third party.

     EXECUTED to be effective as of the date first above written.



                               GENERAL PARTNER:

                               Global Imaging Systems, Inc.,
                               a Delaware corporation

                               By: /s/ Tom Johnson
                                  ----------------------------------------------
                                     Tom Johnson       Its  CEO & President
                                  --------------------,   ----------------------

                               LIMITED PARTNER:

                               Conway Office Products, Inc.,
                               a New Hampshire corporation


                               By: /s/ Ray Schilling
                                  ----------------------------------------------
                                     Ray Schilling     Its  SVP & CFO
                                  --------------------,   ----------------------

                                   EXHIBIT A
                                   ---------

                                   PARTNERS
                                   --------



                                        Initial
                                        Capital                   Ownership
Name of Partner                         Contribution              Interest
---------------            -----------------------------------------------------

GENERAL PARTNER
---------------

Global Imaging Systems, Inc.            $  1                         1%
3820 Northdale Boulevard, Ste. 200A,
Tampa, Florida 33624


LIMITED PARTNERS
----------------

Conway Office Products, Inc.            $ 99                        99%
                                        ----                   -------
110 Perimeter Road
Nashua, New Hampshire 03063


TOTAL                                   $100                       100%

                                   EXHIBIT B
                                   ---------


                                PLAN OF MERGER
                                --------------

1. Pursuant to the provisions of Part Five of the Texas Business Corporation Act (the "TBCA"), and Article 2.11 of the Texas Revised Limited Partnership Act (ATRLPA@), Felco Office Systems, Inc., a corporation organized and existing under the laws of the State of Texas ("Felco"), shall be merged (the "Merger") with and into Global Operations Texas, L.P., a limited partnership organized and existing under the laws of the State of Texas ("Global L.P.").

2. The Merger shall become effective upon the issuance of the Certificate of Merger by the Secretary of State of the State of Texas (the "Effective Time').

3. At the Effective Time, the separate corporation existence of Felco shall cease and Global L.P. shall continue as the sole surviving entity in the Merger (the "Surviving Entity"). The name of the Surviving Entity shall be
" AGlobal Operations Texas, L.P." and the Surviving Entity shall continue to be governed by the TRLPA.

4. From and after the Effective Time, all right, title and interest in and to all real estate and other property owned by each of the parties to the Merger shall be allocated to and vested in the Surviving Entity without reversion or impairment, without assignment having occurred, but subject to any existing liens or encumbrances thereon. From and after the Effective Time, all liabilities and obligations of each of the parties to the Merger shall be allocated to the Surviving Entity, and the Surviving Entity shall be the primary obligor therefor and, except as otherwise provided by law or contract, Felco shall not be liable therefor.

5. Pursuant to the Merger, and without any action on the part of any holder thereof, (a) each share of Common Stock of Felco which is issued and outstanding as of the Effective Time, and all rights in respect thereof, shall be canceled and cease to exist, (b) each share of Preferred Stock of Felco which is issued and outstanding as of the Effective Time, and all rights in respect thereof, shall be canceled and cease to exist and (c) all of the ownership interest of the general partner and the limited partner of Global L.P. which is issued and outstanding as of the Effective Time in accordance with that one certain Agreement of Limited Partnership of Global dated June 30, 1999 (the AGlobal L.P. Partnership Agreement@), shall be converted into and become the issued and outstanding ownership interest of the general partner and the limited partner, respectively, of the Surviving Entity.

6. From and after the Effective Time, each person who held shares of Common Stock of Felco immediately prior to the Merger and who duly exercises his right to dissent from the Merger pursuant to the provisions of article 5.12 of the TBCA shall be entitled to only the right to receive such consideration as may be determined to be due to such dissenting shareholder pursuant to the laws of the State of Texas in full satisfaction of all rights pertaining to such shares.

7. The Certificate of Limited Partnership of Global L.P. shall be the Certificate of Limited Partnership of the Surviving Entity, until thereafter amended in accordance with the TRLPA. No changes or amendments shall be made to such Certificate of Limited Partnership pursuant to this Plan of Merger or in connection with the Merger.

8. The Global L.P. Partnership Agreement shall be the Agreement of Limited Partnershp of the Surviving Entity without amendment.

9. The Merger and the Plan of Merger have been approved by all of the partners of Global L.P. in accordance with the Global L.P. Partnership Agreement.

10. This Plan of Merger shall be submitted to the stockholders of Felco as provided by article 5.03 of the TBCA. After the approval or adoption thereof by the stockholders of Felco in accordance with the laws of the State of Texas, all required documents shall be executed, filed and recorded and all required acts shall be done in order to accomplish the Merger under the applicable provisions of the TBCA, TLRPA and any other applicable law. The officers of each party to the Merger shall be and hereby are authorized to do all acts and things necessary and proper to effect the Merger.

11. This Plan of Merger shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to choice of laws principles.

                                       2